Exhibit 5.1

October 18, 2022

PetVivo Holdings, Inc.

5251 Edina Industrial Blvd.

Edina, MN 55439

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to PetVivo Holdings, Inc., a Nevada corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission on October 18, 2022 (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer and sale of up to an additional 2,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”) that may be issued pursuant to the PetVivo Holdings, Inc. Amended and Restated 2020 Equity Incentive Plan (the “Plan”).

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized and, upon issuance and payment therefor in accordance with the terms of the Plan, and the applicable award agreement, will be validly issued, fully paid and nonassessable.

Our opinion herein is expressed solely with respect to the Chapter 78 of the Nevada Revised Statutes (including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting the foregoing) and is based on these laws as in effect on the date hereof. We express no opinion herein as to any other statutes, rules, or regulations. We express no opinion herein as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other state law, rule, or regulation relating to securities, or to the sale or issuance thereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Form S-8 and the rules and regulations promulgated under the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of the name of our firm in the section entitled “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

FOX ROTHSCHILD LLP

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